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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNITED INDUSTRIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                                  OPT.CO INC.
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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OPT.CO INC

250 West 94th Street
New York, NY 10025

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                  UNITED INDUSTRIAL CORPORATION PROXY CONTEST

      OPT.CO WILL NOMINATE INDEPENDENT DIRECTORS AT MAY 13 ANNUAL MEETING

FOR IMMEDIATE RELEASE                         FRIDAY, APRIL 18, 1997

Contact: David A. Lang

         OPT.CO INC.

         212-666-0586

NEW YORK CITY--OPT.CO INC., a private investment company located in New York City announced today that it will propose independent candidates as directors of United Industrial Corporation at the May 13, 1997 Annual Meeting. The nominees are committed to exploring the opportunities available to United Industrial Corporation that will enhance stockholder value.

United Industrial Corporation (symbol UIC) is a New York Stock Exchange-listed diversified company with activities in defense and commercial aviation, as well as transportation and energy production equipment. For 1996, total sales were $220 million compared with $227 million in the previous year. OPT.CO has filed a Proxy Statement with the Securities and Exchange Commission.

OPT.CO's SEC filing identifies its proposed nominees, David A. Lang, President of OPT.CO and Alan S. Parsow, General Partner of Parsow Partnership Ltd. and Elkhorn Partners, both private investment limited partnerships.

According to Mr. Lang, "United Industrial's record speaks for itself. Over the past five years, the Company has registered negative growth in sales, earnings, book value and dividends. The stock of the Company has performed correspondingly and is 36% below where it was five years ago." Mr. Lang adds that the peer group of companies selected for comparison by UIC management has more than doubled in value over the same 5-year period.

The filed Proxy Statement points out that the OPT.CO nominees own only 13,000 shares of UIC stock, less than 1% of the outstanding stock and are not, at this date, allied to any investment group. "Clearly, we are competing on the basis of the Company's performance."

Since UIC Board terms are staggered, the nominees recognize they will need to work cooperatively with the incumbent directors. Mr. Parsow notes that "My experience, particularly as a director of CACI International Inc. is that minority directors can have a constructive influence and can energize management to achieve their own goals, as well as the stockholder goal of making money. We will try to make that happen."

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